                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                              (AMENDMENT NO. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement.


[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[X]  Definitive Proxy Statement.


[ ]  Definitive Additional Materials.

[ ]  Soliciting Material Pursuant to Section 250.14a-11(c) or Section
     240.14a-12.



                              O.R.I. FUNDS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                  (Name of Person(s) Filing Proxy Statement
--------------------------------------------------------------------------------
                        if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.



      (1) Title of each class of securities to which transaction applies: ___________________________

      (2)  Aggregate number of securities to which transaction applies:
           ___________________________

      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           _________________________________________________________________

      (4)  Proposed maximum aggregate value of transaction:
           ___________________________________

      (5)  Total fee paid:
           _________________________________________________________________


[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
           __________________________________________________________

      (2)  Form, Schedule or Registration Statement No.:
           _______________________________________

      (3)  Filing Party:
           ____________________________________________________________________

      (4)  Date Filed:
           _____________________________________________________________________

                               O.R.I. GROWTH FUND
                                  A SERIES OF
                               O.R.I. FUNDS, INC.

                     233 North Michigan Avenue, Suite 1807
                            Chicago, Illinois  60601
                                 (312) 616-1040



January 15, 1997


Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of the O.R.I. Growth Fund (the "Fund"), to be held at 10:00 a.m., Wednesday, February 26, 1997, at 10 South LaSalle, Suite 1050, Chicago, Illinois 60603.

     On January 9, 1997, the Board of Directors (the "Board") of O.R.I. Funds, Inc. (the "Company) approved the adoption of a Rule 18f-3 Multiple Class Plan (the "Plan") to classify the Fund's shares of common stock into two separate classes with the same rights and preferences but with different distribution arrangements. The Plan, which does not require shareholder approval, will become effective on March 1, 1997. In light of the change that will result to the structure of the Fund once the Plan is effective, during the same Board meeting at which the Plan was approved, the Board also considered and approved certain revisions to the Investment Advisory Agreement (the "Advisory Agreement") between the Company and Oak Ridge Investments, Inc. ("Oak Ridge"). In general, the terms and conditions of the revised Advisory Agreement are substantially similar to the terms and conditions of the existing Advisory Agreement, except that the provision relating to expense limitations has been changed to make it discretionary, rather than mandatory, for Oak Ridge to reimburse total operating expenses and/or waive its advisory fee in the event total operating expenses exceed certain limitations. Assuming shareholder approval of the revised Advisory Agreement is obtained, such agreement will, like the Plan, become effective on March 1, 1997.

     Please read the enclosed proxy statement carefully. It discusses the revised Advisory Agreement in greater detail and the reasons why the Board recommends a vote FOR approval and adoption of the revised agreement. You may cast your vote using the enclosed proxy card and postage-paid envelope. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE AS SOON AS POSSIBLE. BY VOTING PROMPTLY, YOU HELP US AVOID THE EXPENSE OF HAVING TO RE-SOLICIT YOUR PROXY AND HELP US KEEP FUND EXPENSES DOWN.

     Thank you for your time and participation. I look forward to seeing many of you on February 26th.

                                         Sincerely,



                                         Samuel Wegbreit
                                         Chairman of the Board

Enclosures

                               O.R.I. GROWTH FUND
                                  A SERIES OF
                               O.R.I. FUNDS, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of the O.R.I. Growth Fund will be held at 10 South LaSalle, Suite 1050, Chicago, Illinois 60603 on Wednesday, February 26, 1997, at 10:00 a.m., local time, to consider and act upon the proposals noted below:

1. To approve the adoption of a revised Investment Advisory Agreement between O.R.I. Funds, Inc. and Oak Ridge Investments, Inc.;


2.   To ratify Price Waterhouse L.L.P. as independent public accountants; and


3. To consider and act upon any other business which may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on Thursday, January 2, 1997, the record date for this Meeting, shall be entitled to notice of, and to vote at, the Meeting or any adjournments thereof.

                            YOUR VOTE IS IMPORTANT.
                    PLEASE RETURN YOUR PROXY CARD PROMPTLY.
________________________________________________________________________________

AS A SHAREHOLDER OF THE FUND, YOU ARE ASKED TO ATTEND THE MEETING EITHER IN PERSON OR BY PROXY. IF YOU ARE UNABLE TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROMPT RETURN OF THE PROXY CARD WILL HELP
ASSURE A QUORUM AT THE MEETING AND AVOID ADDITIONAL EXPENSES TO THE FUND ASSOCIATED WITH FURTHER SOLICITATION. SENDING IN YOUR PROXY CARD WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON AT THE MEETING AND YOU MAY REVOKE YOUR PROXY BY ADVISING THE SECRETARY OF THE FUND IN WRITING (BY SUBSEQUENT
PROXY OR OTHERWISE) OF SUCH REVOCATION AT ANY TIME BEFORE IT IS VOTED.
________________________________________________________________________________

                                        By Order of the Board of Directors,



                                        Mark C. Pappas
                                        Secretary

Chicago, Illinois

January 15, 1997

                               O.R.I. GROWTH FUND
                                  A SERIES OF
                               O.R.I. FUNDS, INC.

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 26, 1997


                                PROXY STATEMENT

     The enclosed proxy statement is being furnished in connection with the solicitation by and on behalf of the Board of Directors (the "Board") of O.R.I. Funds, Inc. (the "Company"), with respect to the O.R.I. Growth Fund (the "Fund"), a series of the Company, of proxies to be voted at the Special Meeting (the "Meeting") of Shareholders of the Fund to be held at 10 South LaSalle, Suite 1050, Chicago, Illinois 60603 on Wednesday, February 26, 1997, at 10:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the "Notice"). The Notice, this proxy statement, and the accompanying proxy card were first mailed to shareholders on or about January 15, 1997. Subject to shareholder approval, proposal 1 set forth in the Notice and described in detail in the enclosed proxy statement will become effective on or about March 1, 1997.


     The record holders of outstanding shares of the Fund are entitled to one vote per share (and a fractional vote per fractional share) on all matters presented at the Meeting. Whether you expect to be personally present at the Meeting or not, please complete, sign, date, and return the accompanying proxy card. Properly executed proxies will be voted as you instruct. If no choice is indicated, proxies will be voted FOR proposals 1 and 2 set forth in the Notice, and in accordance with the best judgment of the persons named as proxies in the enclosed proxy card as to item 3. Any shareholder giving a proxy has the power to revoke it at any time before the Meeting by advising the Secretary of the Company in writing (by subsequent proxy or otherwise) of such revocation at any time before it is voted. If not so revoked, the shares represented by the proxy will be voted at the Meeting and any adjournments thereof. Attendance by a shareholder at the Meeting does not in itself revoke a proxy.

     Under the Fund's Bylaws, as amended, a quorum is constituted by the presence in person or by proxy of one-third of the outstanding shares of common stock of the Fund entitled to vote at the Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that they have not received instructions from the beneficial owners on an item for which the brokers or nominees do not have discretionary power to vote) will be treated as present for determining the quorum. Abstentions and broker non-votes will not, however, be counted as voting on any matter at the Meeting, except that for any proposal requiring the affirmative vote of the Fund's outstanding shares for approval, a broker non-vote or abstention will have the effect of a vote against the proposal. In the event that a quorum is present at the Meeting but sufficient votes to approve the proposal are not received, the Secretary of the Company may adjourn the Meeting to permit further solicitation of proxies.

     Proxies will be solicited primarily by mail. The solicitation may also include telephone, facsimile, telegraph, or oral communications by certain officers and employees of the Fund's investment advisor, Oak Ridge Investments, Inc. ("Oak Ridge "), which will not be paid for these services. Except for the expenses associated with the services provided by Oak Ridge, the Fund will pay the costs of the Meeting and the expenses incurred in connection with the solicitation of proxies. The Fund will also reimburse brokers and other nominees for their reasonable expenses in communicating with the person(s) for whom they hold shares of the Fund.


     Only the shareholders of record of the Fund at the close of business on Thursday, January 2, 1997 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. As of November 30, 1996, there were 466,202 issued and outstanding shares of common stock of the Fund.

     The following table sets forth information regarding the beneficial ownership of the Fund's outstanding shares as of November 30, 1996 by (i) the directors and executive officers of the Company; (ii) the directors and executive officers of the Company as a group; and (iii) persons who are known to the Fund to beneficially own more than 5% of the Fund's outstanding shares:



            Name and Address                      Shares  Percentage
            ------------------------------------  ------  ----------

            David M. Klaskin                         690           *
            Samuel Wegbreit                       19,129       4.10%
            Daniel A. Kaplan                           0           *
            Mark C. Pappas                         1,069           *
            A. Charlene Sullivan, Ph.D.              199           *
            Martin Z. Craig                            0           *

            All directors and executive officers
             as a group (6 persons)               21,087       4.52%


_______________

*Less than 1%

     The Fund's investment advisor and principal underwriter is Oak Ridge Investments, Inc., 233 North Michigan Avenue, Suite 1807, Chicago, Illinois 60601 and the Fund's administrator is Firstar Trust Company, Mutual Fund Services, Third Floor, 615 East Michigan Street, Milwaukee, Wisconsin 53202. Please note that effective February 2, 1997, Oak Ridge's address will change to 10 South LaSalle, Suite 1050, Chicago, Illinois 60603.

     Oak Ridge's common stock is not publicly traded. In addition, there have been no purchases or sales of Oak Ridge's common stock since December 1, 1995 by any director of the Company.

     COPIES OF THE FUND'S 1995 ANNUAL REPORT AND MOST RECENT SEMI-ANNUAL REPORT ARE AVAILABLE WITHOUT CHARGE UPON REQUEST BY WRITING TO THE FUND AT P.O. BOX 701, MILWAUKEE, WISCONSIN 53201-0701 OR BY CALLING 1-800-407-7298.


               PROPOSAL 1:  TO APPROVE THE ADOPTION OF A REVISED
                     INVESTMENT ADVISORY AGREEMENT BETWEEN
                           THE COMPANY AND OAK RIDGE.

     Oak Ridge currently serves as investment advisor to the Fund pursuant to an Investment Advisory Agreement dated as of January 3, 1994 (the "Advisory Agreement"). The Advisory Agreement was initially approved by the Board, including a majority of the directors who were not parties to the Advisory Agreement or interested persons of any such party (the "Disinterested Directors"), on December 6, 1993 and by the initial shareholders of the Fund on December 18, 1993. The Advisory Agreement has not otherwise been submitted to a vote of the shareholders of the Fund. On January 9, 1997, the Board, including a majority of the Disinterested Directors, approved the adoption of, and recommended that the shareholders of the Fund approve the adoption of, a revised Advisory Agreement in a form substantially similar to Exhibit A.

     BACKGROUND - During the January 9th Board meeting, before approving the revised Advisory Agreement, the Board approved a Rule 18f-3 Multiple Class Plan (the "Plan") for the Fund, which will become effective on March 1, 1997. Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the board of directors of a registered investment company may authorize such company to issue multiple classes of shares representing interests in the same portfolio of investment but subject to different distribution arrangements, among other things. Pursuant to this authority, and the authority granted to the Board in the Company's Articles of Incorporation and the Maryland General Corporation Law, the Board adopted the Plan which authorizes the Company to offer multiple classes of shares of the Fund. Shareholder approval of such Plan is not required. Under the Plan, the Board has designated the Fund's shares into two separate classes: Class A and Class C. Class A shares are essentially the Fund's shares as they exist today. In other words, the Class A shares are subject to a maximum front-end sales charge of 4.25% and a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act which provides for the payment of an annual distribution fee of up to 0.25% of the average daily net assets of the Fund attributable to the Class A shares. The Class C shares are a new class of shares that will be offered, on and after March 1, 1997, at net asset value per share without the imposition of a sales charge. However, like the Class A shares, the Class C shares will be subject to a distribution plan which provides for the payment of an annual distribution fee of up to 1.00% of the average daily net assets of the Fund attributable to the Class C shares (0.25% of this fee constitutes a service fee which will be used for personal service and/or the maintenance of shareholder accounts).


     When the Advisory Agreement was first entered into between the Company, on behalf of the Fund, and Oak Ridge, the Fund was a "no load" fund with no sales load or Rule 12b-1 fee. Under this agreement, which is the current Advisory Agreement as discussed in greater detail below, Oak Ridge charges a 1.00% annual advisory fee and is required to reimburse certain Fund expenses in excess of 2.00%. On January 1, 1996, the sales structure of the Fund changed with the implementation of the current maximum 4.25% front-end sales charge on Fund share purchases and a Rule 12b-1 plan. The Advisory Agreement, including the advisory fee and the expense limitations contained therein, was not changed at that time, however.



     With the impending change to the class structure of the Fund, which envisions certain changes to the expense structure of the Fund's Class C shares, Oak Ridge and the Board felt that it was an appropriate time to now reconsider the Advisory Agreement and, in particular, its provisions relating
to expense limitations.   Accordingly, the Board approved certain revisions to
the Advisory Agreement which serve to accommodate the changes to Fund expenses which have occurred since the Fund's inception and which additional changes are slated to become effective March 1, 1997. The revised Advisory Agreement as approved by the Board is substantially similar to the existing Advisory Agreement except with respect to the provision dealing with expense limitations. Please note that the revised Advisory Agreement does not include an advisory fee increase. For a more extensive discussion of the expense limitations, please see "Proposed Amendments" and "Fee Comparison" below.



     CURRENT TERMS OF THE ADVISORY AGREEMENT - Under the terms of the existing Advisory Agreement, Oak Ridge manages the Fund's investments subject to the supervision of the Board. Oak Ridge is responsible for investment decisions and supplies investment research and portfolio management. At its expense, Oak Ridge provides office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund. As compensation for its services, the Fund pays Oak Ridge a monthly advisory fee at the annual rate of 1.00% of the average daily net asset value of the Fund. Pursuant to the existing Advisory Agreement, Oak Ridge may from time to time voluntarily waive all or a portion of its management fee for the Fund. For the year ended November 30, 1996, the Fund did not pay an advisory fee to Oak Ridge because
Oak Ridge waived its entire advisory fee.   If Oak Ridge had not agreed to
waive the advisory fee, it would have received $62,131 in 1996.


     The existing Advisory Agreement requires Oak Ridge to reimburse the Fund in the event that the expenses and charges payable by the Fund in any fiscal year, including the advisory fee but excluding taxes, interest, brokerage commissions and similar fees (i.e., total operating expenses), exceed that percentage of the average net asset value of the Fund for such year, as determined by valuations made as of the close of each business day of such year, which is the most restrictive percentage expense limitation provided by the various states in which the Fund's shares are qualified for sale, or if the states in which the Fund's common stock is qualified for sale impose no restrictions, then 2.00% of the average net asset value of the Fund for said fiscal year. Accordingly, Oak Ridge is contractually responsible for reimbursing the Company for the amount of any such excess. The most restrictive percentage limitation currently applicable to the Fund is 2.00%. Reimbursement of expenses in excess of this amount is required to be made on a monthly basis and paid to the Fund by reduction of Oak Ridge's advisory fee, subject to later adjustment, month by month, for the remainder of the Fund's fiscal year. For the period ended November 30, 1996, other expenses and total operating expenses for the Fund were 0.75% and 2.00% of the Fund's average daily net assets, net of reimbursements. Absent these reimbursements, other expenses and total operating expenses would have been 2.27% and 3.52%, respectively.



     As previously noted, the existing Advisory Agreement was initially approved by the Board, including a majority of the Disinterested Directors, on December 6, 1993, and continued in effect until December 31, 1994 and thereafter continues from year to year so long as it is specifically approved each year by either the Board, including a majority of the Disinterested Directors, or the vote of a majority of the outstanding voting securities of the Fund. Continuance of the Advisory Agreement in its present form was most recently approved by the Board, including a majority of the Disinterested Directors, at a meeting held on January 25, 1996. The existing Advisory Agreement was approved by the initial shareholders of the Fund on December 18, 1993. The Advisory Agreement is terminable without penalty (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund, on 60 days' written notice to Oak Ridge, or (ii) by Oak Ridge on 60 days' written notice to the Company. The Advisory Agreement will automatically terminate in the event of its assignment.



     PROPOSED AMENDMENTS - The proposed amendments to the Advisory Agreement would revise the expense limitations set forth therein and the amount of such expenses Oak Ridge must absorb. Under the revised Advisory Agreement, as in the existing Advisory Agreement, Oak Ridge is required to reimburse the Fund in the event that expenses borne by the Fund in any fiscal year exceed those set forth in any statutory or regulatory formula applicable to the Fund (please note that currently, there is no statutory or regulatory expense cap formula applicable to the Fund). However, unlike the existing Advisory Agreement, pursuant to the terms of the revised Advisory Agreement, Oak Ridge may, but is not required to, waive its advisory fee and/or reimburse the Fund's operating expenses. In the event reimbursements are made by Oak Ridge, they will be made on the same timetable under the revised Advisory Agreement as under the existing Advisory Agreement. Therefore, assuming no statutory or regulatory requirement limiting Fund expenses (as noted above, currently, there is no such requirement), the revised Advisory Agreement contemplates providing Oak Ridge with the discretion to reimburse Fund operating expenses. While Oak Ridge will no longer be contractually required to reimburse expenses in excess of certain limitations (in the absence of a statutory or regulatory requirement providing otherwise), Oak Ridge currently intends to voluntarily continue to reimburse operating expenses of the Fund's Class A shares to ensue that total operating expenses for that class do not exceed 2.00% of the class' average daily net assets. In addition, Oak Ridge currently intends to voluntarily reimburse operating expenses of the Fund's Class C shares to ensure that total operating expenses for that class do not exceed 2.75% of the class' average daily net assets. Please note however that if the revised Advisory Agreement is approved, although Oak Ridge intends to voluntarily reimburse Fund operating expenses for the remainder of fiscal 1997, Oak Ridge may discontinue this practice with no notice to the Fund or its shareholders which could result in higher Fund total operating expenses than those shown below under the heading "Fee Comparison."

     FEE COMPARISON - The following table shows the fees and expenses shareholders of the Fund currently pay, and the fees and expenses which would result should Fund shareholders approve the revised Advisory Agreement:


                                                               Pro-Forma(1)
                                                            ------------------
                                            As of 11/30/96  Class A   Class C
                                            --------------  --------  --------
Shareholder Transaction Expenses
  Sales Load Imposed on Purchases                    4.25%     4.25%      None
  Sales Load Imposed on Reinvested Dividends          None      None      None
  Deferred Sales Load Imposed on Redemptions          None      None      None
  Redemption Fees                                     None      None      None

Annual Fund Operating Expenses (after
waiver or reimbursements) (as a
percentage of average net assets)
  Management Fee                                     1.00%     1.00%     1.00%
  12b-1 Fees                                         0.25%     0.25%     1.00%
  Other Expenses (net of reimbursement)           0.75%(2)  0.75%(3)  0.75%(3)
                                            --------------  --------  --------
  Total Operating Expenses (after waivers
   or reimbursements)                                2.00%     2.00%     2.75%
                                            ==============  ========  ========

(1) Assumes shareholder approval of the revised Advisory Agreement and the implementation of the Plan which classifies the Fund's shares into Class A and Class C shares. As previously noted, the Class C shares will not be subject to a sales load on purchases; however, such shares will be subject to a 1.00% Rule 12b-1 distribution and servicing fee.


(2) As previously noted, pursuant to the existing Advisory Agreement, Oak Ridge is required to waive its management fee and/or reimburse the operating expenses of the Fund to the extent necessary to ensure that the Fund's total operating expenses to not exceed 2.00% of the Fund's average daily net assets. Accordingly, other expenses are presented net of reimbursement. Absent these reimbursements, other expenses and total operating expenses would have been 2.27% and 3.52%, respectively, as of November 30, 1996.



(3) Assuming the revised Advisory Agreement is approved and adopted by the shareholders of the Fund, Oak Ridge will no longer be contractually required to waive its management fee and/or reimburse the operating expenses of the Fund. However, Oak Ridge intends to voluntarily waive its management fee and/or reimburse expenses to the extent necessary to ensure that the total operating expenses for the Class A shares do not exceed 2.00% of the class' average daily net assets and the total operating expenses for the Class C shares do not exceed 2.75% of the class' average daily net assets. Accordingly, other expenses are presented net of reimbursement. Absent these reimbursements, other expenses and total operating expenses would have been 2.27% and 3.52% for the Class A shares, respectively, and 2.27% and 4.27% for the Class C shares, respectively, on a pro-forma basis.


     The following example shows the amount Fund shareholders currently pay in fees and expenses, and the amount they will pay should the revised Advisory Agreement be approved by the shareholders, on a $1,000 investment, assuming (i) 5% annual return, and (ii) redemption at the end of each time period:


          As of 11/30/96(1)     Pro-Forma(2)
          -----------------  -------------------
                             Class A(1)  Class C
                             ----------  -------
1 Year                  $63         $63      $28
3 Years                $104        $104      $85
5 Years                $148        $148     $145
10 Years               $269        $269     $308

_______________

(1) The maximum 4.25% front-end sales load applicable to the currently outstanding shares of the Fund and which will be applicable to the Class A shares on and after March 1, 1997, is reflected in this example.

(2) Assumes shareholder approval of the revised Advisory Agreement, and the implementation of the Plan which classifies the Fund's shares into Class A and Class C shares.

     The above table and example are included to assist you in understanding the various costs and expenses that an investor in the Fund currently bears, and the costs and expenses which would be borne should the revised Advisory Agreement be approved by the shareholders. With respect to the Class A shares, the amounts shown do not change as a result of adoption of the revised Advisory Agreement because Oak Ridge intends to voluntarily waive its advisory fee and/or reimburse expenses to the extent necessary to cap expenses at 2.00%, the same level currently applicable under the terms of the existing Advisory Agreement. However, since the Class C shares are a new class of shares with a different voluntary expense cap than the Class A shares and since the Class C shares will be sold without the imposition of a sales load, the pro-forma amounts shown differ from the current numbers as a result of the adoption of the revised Advisory Agreement. Please note that the amounts in the example may increase, absent the voluntary waivers or reimbursements. PLEASE REMEMBER THAT THE EXAMPLE SHOULD NOT BE CONSIDERED REPRESENTATIVE OF PAST OR FUTURE EXPENSES AND THAT ACTUAL EXPENSES MAY BE GREATER OR LESSER THAN THOSE SHOWN. The assumption in the example of a 5% annual rate of return is required by regulations of the Securities and Exchange Commission applicable to all mutual funds. This return is hypothetical and should not be considered representative of past or future performance of the Fund.

     FACTORS CONSIDERED BY THE BOARD - The Board considered various matters in determining the reasonableness and fairness of the proposed changes to the Advisory Agreement relating to the expense limitations and the reimbursement of expenses. The Board reviewed the same information in determining whether to submit this proposal to the Fund shareholders.


     In reaching its decision to approve the revised Advisory Agreement, the Board examined and weighed several factors, giving equal weighting to each such factor, including (i) information regarding the nature and quality of the services provided by Oak Ridge, (ii) Oak Ridge's cost in providing such services, (iii) the extent to which Oak Ridge will realize economies of scale if the asset-size of the Fund grows larger and the extent to which these economies will be shared with Fund shareholders, (iv) the investment performance, expense ratios and management fees for comparable investment companies, (v) the profitability of Oak Ridge, (vi) an analysis of the pro-forma impact of the proposed expense limitation changes, and (vii) the impact, if any, that other activities of Oak Ridge may have on the management of the Fund. The Board received all information it reasonably deemed necessary to its evaluation of the terms and conditions of the revised Advisory Agreement.


     Based upon the Board's review and evaluation of these materials and its consideration of all factors deemed relevant, the Board determined that the revised Advisory Agreement is reasonable, fair and in the best interests of the Fund and its shareholders. Accordingly, the Board, including the Disinterested Directors, approved the adoption of the revised Advisory Agreement and its submittal to the Fund's shareholders for approval and adoption.

     If approved by the shareholders, the revised Advisory Agreement will become effective on March 1, 1997 and will continue in effect until March 1, 1999, and thereafter will continue from year to year if approved in the same manner as the existing Advisory Agreement. If the revised Advisory Agreement is not approved by the shareholders of the Fund, the existing Advisory Agreement will continue in effect in its present form.

     INFORMATION REGARDING OAK RIDGE - Oak Ridge, an Illinois corporation which is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and as a broker-dealer under the Securities Exchange Act of 1934, as amended, is the investment advisor to the Fund. Mr. David Klaskin is the President and Treasurer of Oak Ridge and Mr. Samuel Wegbreit is the Chairman and Secretary of Oak Ridge. Messrs. Klaskin and Wegbreit also constitute the Board of Directors of Oak Ridge. The address of Messrs. Klaskin and Wegbreit is the same as the address of Oak Ridge: 233 North Michigan Avenue, Suite 1807, Chicago, Illinois

60601. The officers and directors of the Company who are also officers, employees, directors or shareholders of Oak Ridge are listed below:


Name              Position with the Company  Position with Oak Ridge
----              -------------------------  -----------------------
David M. Klaskin  President and Director     President, Treasurer,
                                             Director and
                                             Shareholder

Samuel Wegbreit   Chairman, Treasurer,       Chairman, Secretary,
                  Assistant Secretary and    Director and
                  Director                   Shareholder

Mark C. Pappas    Secretary                  Senior Vice President

     Oak Ridge began conducting business in 1989. Since then, its principal business has been providing continuous investment advice to pension and profit sharing plans and other institutional and private investors. The Fund is the only mutual fund for which Oak Ridge serves as investment advisor. As of November 30, 1996, Oak Ridge had approximately $95 million under management. Messrs. Klaskin and Wegbreit each own shares representing more than 35% but less than 51% of the voting rights of Oak Ridge.


     In addition to serving as investment advisor to the Fund, Oak Ridge also serves as principal underwriter and, pursuant to guidelines adopted by the Company's Board, may serve as a broker for the Fund. In its capacity of principal underwriter, Oak Ridge receives no compensation from the Fund; however, Oak Ridge may receive compensation under the Rule 12b-1 distribution plan currently in effect for the Fund (in addition to the Rule 12b-1 distribution and servicing plan expected to become effective March 1, 1997 with respect to the Class C shares). Oak Ridge may also retain some or all of any sales charge imposed upon the sale of Fund shares. For the year ended November 30, 1996, Oak Ridge did not retain any compensation paid to it from the Fund for its distribution services under the Rule 12b-1 plan. Nevertheless, during the same period, Oak Ridge retained a portion of the sales charge imposed upon the sale of Fund shares in accordance with the sales load schedule set forth in the Fund's current Prospectus. In addition, for the same period, Oak Ridge received aggregate commissions in the amount of $6,352 for serving as a broker to the Fund, which represents 44% of the aggregate brokerage commissions paid by the Fund during such period.


     REQUIRED VOTE - Approval of the revised Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. Under the 1940 Act, a "majority of the outstanding voting securities" means the affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the Meeting or represented by proxy if the holders of more than 50% of the outstanding shares are present at the Meeting or represented by proxy, or (b) more than 50% of the outstanding shares. If the revised Advisory Agreement is approved by the Fund's shareholders, it will become effective on or about March 1, 1997. If the shareholders of the Fund do not approve the revised Advisory Agreement, the existing Advisory Agreement will remain in effect.


     RECOMMENDATION OF THE BOARD OF DIRECTORS - The Board, including a majority of the Disinterested Directors, recommends that shareholders of the Fund vote to approve the revised Advisory Agreement.



                 PROPOSAL 2:  TO RATIFY PRICE WATERHOUSE L.L.P.
                       AS INDEPENDENT PUBLIC ACCOUNTANTS.


     A majority of the Board, including a majority of the members of the Board who are not "interested persons" of the Company, as defined in the 1940 Act, have selected Price Waterhouse L.L.P. ("Price Waterhouse") as independent public accountants for the Fund for the fiscal year ending November 30, 1997. Price Waterhouse has served the Fund as independent public accountants since the Fund's inception. The ratification or rejection of the selection of Price Waterhouse as independent public accountants is to be voted upon at the Meeting and it is intended that the persons named in the accompanying proxy card will vote for Price Waterhouse unless shareholders express a contrary choice. A representative from Price Waterhouse will be at the Meeting and will have the opportunity to make a statement and is expected to be available to answer appropriate questions concerning the Fund's financial statements.

     REQUIRED VOTE - In order to ratify Price Waterhouse as independent public accountants for the Fund, the votes cast at the Meeting in favor of the ratification must exceed the votes cast against such ratification.


     RECOMMENDATION OF THE BOARD OF DIRECTORS - The Board recommends that shareholders vote to ratify Price Waterhouse as independent public accountants.


                          PROPOSAL 3:  OTHER MATTERS.

     The Board knows of no other matters that may come before the Meeting, other than proposals 1 and 2 as set forth above. If any other matters properly come before the Meeting, it is the intention of the persons acting pursuant to the enclosed proxy card to vote the shares represented by such proxies in accordance with their best judgment with respect to such matters.

                             SHAREHOLDER PROPOSALS

     As a Maryland Corporation, the Company, on behalf of the Fund, is not required to hold shareholder meetings on a regular basis. Accordingly, the Company does not intend to hold such meetings unless required to do so under the 1940 Act. Any shareholder who wishes to submit a proposal for consideration at the next meeting of shareholders, when and if such meeting is called, should submit such proposal to the Company within a reasonable time before the solicitation of proxies for such meeting occurs. Shareholders should be aware, however, that unless certain federal rules are complied with, the mere submission of a proposal to the Company does not guarantee that it will be considered at the next meeting of shareholders.

                                     By Order of the Board of Directors,



                                     Mark C. Pappas
                                     Secretary

Chicago, Illinois

January 15, 1997

                               O.R.I. GROWTH FUND
                                  A SERIES OF
                               O.R.I. FUNDS, INC.

                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


The undersigned hereby revokes all previous proxies and constitutes and appoints Sam Wegbreit, David M. Klaskin, and Mark C. Pappas as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote by majority, as designated below, all shares of stock of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders of the O.R.I. Growth Fund to be held at 10 South LaSalle, Suite 1050, Chicago, Illinois 60603 on February 26, 1997, at 10:00 a.m., local time, and any adjournments thereof, with respect to the matters set forth below and described in the Notice of Special Meeting and Proxy Statement dated January 15, 1997, receipt of which is hereby acknowledged.


                                    DATE: ______________________
                                    NOTE:  Please sign exactly as your name
                                    appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.


                                    ____________________________________________
                                    Signature(s)       (Title(s), if applicable)

________________________________________________________________________________


THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES AS TO ITEM 3. Please indicate by filling in the appropriate box below.


1. To approve the             FOR       AGAINST      ABSTAIN
adoption of a                 [ ]        [ ]           [ ]
revised Investment
Advisory Agreement
between O.R.I.
Funds, Inc. and Oak
Ridge Investments,
Inc.


2. To ratify Price            FOR       AGAINST      ABSTAIN
Waterhouse L.L.P. as           [ ]        [ ]           [ ]
independent public
accountants.


3. To vote upon any           GRANT                  WITHHOLD
other matters which            [ ]                      [ ]
may legally come
before the meeting.

                   WE NEED YOUR VOTE BEFORE FEBRUARY 26, 1997
________________________________________________________________________________

PLEASE, your vote is important and, as a shareholder, you are asked to be at the Special Meeting of Shareholders of the O.R.I. Growth Fund either in person or by proxy. If you are unable to attend the Meeting in person, we urge you to complete, sign, date, and return this proxy card using the enclosed postage prepaid envelope. Your prompt return of the proxy will help assure a quorum at the Meeting and avoid additional expenses to the Fund associated with further solicitation. Sending in your proxy will not prevent you from personally voting your shares at the Meeting and you may revoke your proxy by advising the Secretary of the Fund in writing (by subsequent proxy or otherwise) of such revocation at any time before it is voted.
________________________________________________________________________________


                           THANK YOU FOR YOUR TIME

                                                                 Exhibit A

                                    FORM OF
                               O.R.I. GROWTH FUND
               AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT


     This Agreement, entered into as of March 1, 1997, is between O.R.I. FUNDS, INC., a Maryland corporation (the "Corporation"), and OAK RIDGE INVESTMENTS, INC., an Illinois corporation ("Oak Ridge").

                                  WITNESSETH:

     WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Corporation is authorized to create separate series, and classes of shares, each with its own separate investment portfolio, and the beneficial interest in each such series or class will be represented by a separate series or class of shares. The first such series created by the Corporation has been designated as the O.R.I. GROWTH FUND (the "Fund").

     WHEREAS, Oak Ridge is a registered investment adviser, engaged in the business of rendering investment advisory services.

     WHEREAS, in managing the Corporation's assets, as well as in the conduct of certain of its affairs, the Corporation seeks the benefit of the services of Oak Ridge and its assistance in performing certain managerial functions. Oak Ridge desires to furnish such services and to perform the functions assigned to it under this Agreement for the consideration provided for herein.

     NOW, THEREFORE, the parties have agreed as follows:

     1. Appointment of Oak Ridge. The Corporation hereby appoints Oak Ridge as investment adviser for the Fund, and Oak Ridge accepts the appointment. Subject to the direction of the Board of Directors (the "Directors") of the Corporation, Oak Ridge shall manage the investment and reinvestment of the assets of the Fund in accordance with the Fund's investment objective and policies and limitations, for the period and upon the terms herein set forth. The investment of funds shall also be subject to all applicable restrictions of the Articles of Incorporation and Bylaws of the Corporation as may from time to time be in force.

     2. Expenses Paid by Oak Ridge. In addition to the expenses which Oak Ridge may incur in the performance of its responsibilities under this Agreement, and the expenses which it may expressly undertake to incur and pay, Oak Ridge shall incur and pay the following expenses relating to the Fund's operations:

           (a) Reasonable compensation, fees and related expenses of the Corporation's officers and Directors, except for such Directors who are not interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of Oak Ridge; and

           (b)  Rental of offices of the Corporation.

     3. Investment Advisory Functions. In its capacity as investment adviser to the Fund, Oak Ridge shall have the following responsibilities:

           (a) To furnish continuous advice and recommendations to the Fund, as to the acquisition, holding or disposition of any or all of the securities or other assets which the Fund may own or contemplate acquiring from time to time;

           (b) To cause its officers to attend meetings and furnish oral or written reports, as the Corporation may reasonably require, in order to keep the Board of Directors and appropriate officers of the Corporation fully informed as to the condition of the investment portfolio of the Fund, the investment recommendations of Oak Ridge, and the investment considerations which have given rise to those recommendations; and

           (c) To supervise the purchase and sale of securities or other assets as directed by the appropriate officers of the Corporation.

The services of Oak Ridge are not to be deemed exclusive and Oak Ridge shall be free to render similar services to others as long as its services for others does not in any way hinder, preclude or prevent Oak Ridge from performing its duties and obligations under this Agreement. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Oak Ridge, Oak Ridge shall not be subject to liability to the Corporation, the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

     4. Obligations of the Corporation. The Corporation shall have the following obligations under this Agreement:

           (a) To keep Oak Ridge continuously and fully informed as to the composition of the Fund's investments and the nature of all of its assets and liabilities;

           (b) To furnish Oak Ridge with a copy of any financial statement or report prepared for it by certified or independent public accountants, and with copies of any financial statements or reports made to the Fund's shareholders or to any governmental body or securities exchange;

           (c) To furnish Oak Ridge with any further materials or information which Oak Ridge may reasonably request to enable it to perform its functions under this Agreement; and

           (d) To compensate Oak Ridge for its services in accordance with the provisions of paragraph 5 hereof.

     5. Compensation. The Corporation will pay to Oak Ridge for its services to the Fund a monthly fee, payable on the last day of each month during which or during part of which this Agreement is in effect, of 1/12 of 1% (.0008333) of the average daily closing net asset value of the Fund for each month. For the month during which this Agreement becomes effective and any month during which it terminates, however, there shall be an appropriate proration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective. Oak Ridge may from time to time and for such periods as it deems appropriate voluntarily reduce its compensation hereunder (and/or voluntarily assume expenses) for the Fund.

     6.  Expenses Paid by Corporation.

           (a) Except as provided in this paragraph, nothing in this Agreement shall be construed to impose upon Oak Ridge the obligation to incur, pay, or reimburse the Corporation for any expenses not specifically assumed by Oak Ridge under paragraph 2 above. The Fund shall pay or cause to be paid all of its expenses including, but not limited to, investment adviser fees; any compensation, fees, or reimbursements which the Corporation pays to its Directors who are not interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of Oak Ridge; fees and expenses of the custodian, transfer agent, registrar or dividend disbursing agent; current legal, accounting and printing expenses; administrative, clerical, recordkeeping and bookkeeping expenses; brokerage commissions and all other expenses in connection with the execution of Fund transactions; interest; all federal, state and local taxes (including stamp, excise, income and franchise taxes); expenses of shareholders' meetings and of preparing, printing and distributing proxy statements, notices and reports to shareholders; expenses of preparing and filing reports and tax returns with federal and state regulatory authorities; and all expenses incurred in complying with all federal and state laws and the laws of any foreign country applicable to the issue, offer, or sale of shares of the Fund, including but not limited to, all costs involved in the registration or qualification of shares of the Fund for sale in any jurisdiction and all costs involved in preparing, printing and distributing prospectuses and statements of additional information to existing shareholders of the Fund.

           (b) If expenses borne by the Fund in any fiscal year exceed those set forth in any statutory or regulatory formula applicable to the Fund, Oak Ridge will reimburse the Fund for any excess in accordance with the applicable statutory or regulatory formula. In addition, Oak Ridge may, in its discretion, waive its fees and/or reimburse the Fund's operating expenses from time to time and for such periods as it deems appropriate. Any reimbursement of expenses will be made on a monthly basis and will be paid to the Fund by reduction of Oak Ridge's fee hereunder, subject to later adjustment, month by month for the remainder of the Fund's fiscal year.

     7. Brokerage Commissions. For purposes of this Agreement, brokerage commissions paid by the Corporation upon the purchase or sale of the securities for the Fund shall be considered a cost of the securities of the Fund and shall be paid by the Corporation. Oak Ridge is authorized and directed to place Fund transactions only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that Oak Ridge may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if Oak Ridge determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of Oak Ridge. In placing Fund business with such brokers or dealers, Oak Ridge shall seek the best execution of each transaction, and all such brokerage placement shall be made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and other applicable state and federal laws. Notwithstanding the foregoing, the Corporation shall retain the right to direct the placement of all Fund transactions, and the Directors may establish policies or guidelines to be followed by Oak Ridge in placing Fund transactions pursuant to the foregoing provisions.

     8. Purchases by Affiliates. Except for an initial investment in shares of the Corporation, neither Oak Ridge nor any officer or director thereof shall take a long or short position in the shares of the Corporation. This prohibition, however, shall not prevent the purchase from the Fund of shares of the Fund by the officers or directors of Oak Ridge at the current price available to the public.

     9. Termination. This Agreement may be terminated at any time, without penalty, by the Directors or by the shareholders of the Fund acting by vote of at least a majority of its outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act), provided in either case that 60 days' written notice of termination be given to Oak Ridge at its principal place of business. This Agreement may also be terminated by Oak Ridge at any time by giving 60 days' written notice of termination to the Corporation, addressed to its principal place of business.

     10. Assignment. This Agreement shall terminate automatically in the event of any assignment (as the term is defined in Section 2(a)(4) of the 1940
Act) of this Agreement.

     11. Term. This Agreement shall begin on March 1, 1997 and shall continue in effect until March 1, 1999 and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuation shall be specifically approved at least annually thereafter by either (i) the vote of a majority of the

Directors who are not parties to this Agreement or "interested persons" of any such party (as that term is defined in Section 2(a)(19) of the 1940 Act), cast in person at a meeting called for that purpose, or (ii) the vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the Fund.

     12. Amendments. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Directors or by the vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the Fund.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois; provided, however, that nothing herein shall be construed in a manner that is inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or the rules and regulations promulgated with respect to such respective Acts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on one or more counterparts as of this 1st day of March, 1997.

O.R.I. FUNDS, INC.                       OAK RIDGE INVESTMENTS, INC.


By:                                      By:
    ----------------------                  ------------------------
    Samuel Wegbreit                         David M. Klaskin
    Chairman                                President